UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

March 29, 2017

Commission file number: 000-28837

NEW JERSEY MINING COMPANY

(Exact Name of Registrant as Specified in its Charter)

Idaho	82-0490295
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

201 N. 3rd Street, Coeur d’Alene, ID	83814
(Address of principal executive offices)	(zip code)

Registrant's telephone number, including area code: (208) 625-9001

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On March 28, 2017, John Swallow, the President and CEO of New Jersey Mining Company (the “Company”), exercised his option to convert a portion of his note with the Company under the terms and conditions of the note allowing for conversion upon a qualified financing. Mr. Swallow elected to convert US $100,000 of the existing note on the same terms of the recently completed financing (discussed more below in Item 3.02). The conversion reduced the Company’s debt balance by $100,000. Mr. Swallow was issued 500,000 units, which were comprised of 1,000,000 shares and 500,000 warrants exercisable at a price of US $0.20 for three years (ending March 28, 2020).

Item 3.02 Unregistered Sales of Equity Securities.

On March, 28, 2017, the Company closed a private placement consisting of a total of 4,250,000 units sold at a price of US $0.20 per unit, which resulted in gross proceeds to the Company of US $850,000.  No commissions will be paid on the sale.  Each unit consisted of two shares of common stock and one common stock purchase warrant exercisable at a price of US $0.20 for a period of 36 months (ending March 28, 2020).

H&H Metals Corp. purchased 1,250,000 units, comprised of 2,500,000 shares and 1,250,000 warrants, for a total of US $250,000, and a strategic accredited investor purchased 2,500,000 units, comprised of 5,000,000 shares and 2,500,000 warrants, for a total of US $500,000. John Swallow converted $100,000 of debt owed to him and was issued 500,000 units (as described in more detail above in Item 2.04). In total, the Company issued an aggregate of 4,250,000 units, comprised of 8,500,000 common shares and 4,250,000 warrants.

The above-described sale and issuance of the units, common shares and warrants (and the issuance of shares of common stock upon exercise thereof) were not registered under the Securities Act of 1933, as amended (“Securities Act”), or the securities laws of any state, are subject to resale restrictions and may not be offered or sold in the United States absent registration under the Securities Act. The foregoing sale of securities has been determined to be exempt from registration in reliance on Section 4(a)(2) of the Securities Act and the safe harbor provided by Rule 506(b) of Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering, in which the investors are accredited and have acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Item 7.01 Regulation FD Disclosure.

On March 28, 2017, the Company issued a press release entitled “New Jersey Mining Company Closes Private Placement.” A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference. The information in this Current Report on Form 8-K (including the exhibits) is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in the Report that is required to be disclosed solely by Regulation FD.

Item 9.01. Financial Statements and Exhibits.

d) Exhibits
99.1

Press Release, dated March 28, 2017, entitled “New Jersey Mining Company Closes Private Placement.”*

*The foregoing exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW JERSEY MINING COMPANY

By:   /s/ John Swallow

John Swallow

Its:  President & CEO

Date: March 30, 2017